Exhibit 10.2
EXECUTION VERSION

FOURTH AMENDMENT
TO
CREDIT AGREEMENT
DATED AS OF MARCH 5, 2015
AMONG
NEWFIELD EXPLORATION COMPANY,
AS BORROWER,
THE LENDERS PARTY HERETO,
AND
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT

J.P. MORGAN SECURITIES LLC

AND

WELLS FARGO SECURITIES, LLC

JOINT BOOKRUNNERS AND JOINT LEAD ARRANGERS
___________________________________
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agent
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., THE BANK OF NOVA SCOTIA, U.S. BANK NATIONAL ASSOCIATION, SUMITOMO MITSUI BANKING CORPORATION AND CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Documentation Agents
BMO HARRIS BANK N.A., CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, GOLDMAN SACHS BANK USA AND MIZUHO BANK LTD.,
as Managing Agents

FOURTH AMENDMENT TO CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) dated as of March 5, 2015, among NEWFIELD EXPLORATION COMPANY, a Delaware corporation, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and WELLS FARGO BANK, NATIONAL ASSOCIATION as syndication agent for the Lenders.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 2, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, that certain Second Amendment to Credit Agreement dated as of April 29, 2013, that certain Third Amendment to Credit Agreement dated as of June 25, 2013, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Existing Definitions. Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms, each in its entirety, and replacing it with the following:
“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, as amended by that certain Second Amendment to Credit Agreement dated as of April 29, 2013, as amended by that certain Third Amendment to Credit Agreement dated as of June 25, 2013, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 5, 2015, and as the same may from time to time be amended, modified, supplemented or restated.

“‘Commitment’ means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01A, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $1,800,000,000.”
“‘Eurodollar Rate’ means, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
“‘Interest Period’ means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all Lenders, twelve months thereafter or such other periods as may be requested by the Borrower (an “Irregular Interest Period”), in each case subject to availability, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period (other than an Irregular Interest Period) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.”
“‘Maturity Date’ means June 25, 2020.”
2.2    Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order to read as follows:
“‘Anti-Corruption Laws’ means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.”
“‘Interpolated Rate’ means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.”
“‘Sanctions’ means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.”
“‘Sanctioned Country’ means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).”
“‘Sanctioned Person’ means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).”
2.3    Replacement of Lenders. Section 2.18(b) of the Credit Agreement is hereby amended to read as follows:

“(b)    If (i) any Lender requests compensation under Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender, or (iv) any Lender fails to approve any consent, amendment or waiver (including an amendment which extends the then current Maturity Date) which requires the consent of each affected Lender or all Lenders (or any other class or group of Lenders other than Majority Lenders) and such consent, amendment or waiver has been approved by the Majority Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Banks) which consent shall not unreasonably be withheld, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (3) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.”
2.4    Anti-Corruption Laws and Sanctions. Article III of the Credit Agreement is hereby amended to insert the following Section 3.13 where numerically appropriate:
“Section 3.13 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or

(b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.”
2.5    Compliance With Laws. Section 5.07 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof:
“The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”
2.6    Use of Proceeds. Article VI of the Credit Agreement is hereby amended to insert the following Section 6.07 where numerically appropriate:
“Section 6.07 Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”
2.7    Confidentiality. Section 9.11 of the Credit Agreement is hereby amended to delete the definition of “Information” used therein and to insert the following:
“For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Banks or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely and customarily provided by Arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.”

2.8    Successors and Assigns. Section 9.04(b) of the Credit Agreement is hereby amended to insert the following subsection (vii) where numerically appropriate:
“(vii)    Notwithstanding the foregoing, no assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).”

2.9    Successors and Assigns. Section 9.04(c)(i) of the Credit Agreement is hereby amended to delete the words “an agent” as they appear in the fourth sentence thereof and replace them with the words “a non-fiduciary agent”.
2.10    Commitments; New and Exiting Lenders. Schedule 2.01 to the Credit Agreement is hereby replaced with Schedule 2.01A attached to this Fourth Amendment. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments and to, among other things, add The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands Branch, BMO Harris Bank N.A., Bank of America, N.A., Société Générale and Fifth Third Bank as “Lenders” under the Credit Agreement (each a “New Lender”) and DNB Bank ASA, Grand Cayman Branch and Compass Bank have each decided to exit the Credit Agreement as a Lender (the “Exiting Lender”). The Administrative Agent and the Borrower hereby consent to such reallocation and the Lenders’ and Exiting Lender’s assignments of their Commitments, including assignments to the New Lenders. On the Fourth Amendment Effective Date and after giving effect to such reallocations, the Commitment of each Lender shall be as set forth on Schedule 2.01A attached to this Fourth Amendment which Schedule 2.01A supersedes and replaces the Schedule 2.01 to the Credit Agreement. With respect to such reallocation, each Lender shall be deemed to have acquired the Commitment allocated to it from each of the other Lenders and the Exiting Lender pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if each such Lender and Exiting Lender had executed an Assignment and Assumption with respect to such allocation. In connection with the assignment contemplated in this Section 2.10 and for purposes of this assignment only, the Lenders, the New Lenders, the Exiting Lender, the Administrative Agent and the Borrower waive the processing and recordation fee under Section 9.04(b)(ii) of the Credit Agreement.
Section 3.    Conditions Precedent. This Fourth Amendment shall become effective on the date (such date, the “Fourth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):
3.1    The Administrative Agent (or its counsel) shall have received from each party hereto either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
3.2    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Fourth Amendment Effective Date) of Vinson & Elkins LLP, outside counsel for the Borrower. The Borrower hereby requests such counsel to deliver such opinion.

3.3    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Fourth Amendment and the transactions contemplated hereby and any other legal matters relating to the Borrower, this Agreement or such transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
3.4    The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.
3.5    The Administrative Agent, Lenders and Arrangers shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder. Without limitation of the foregoing, the Borrower shall have paid to each Lender, for the account of such Lender, the following upfront fees:
(a)    50 basis points on the amount of such Lender’s final allocated commitment which is in excess of such Lender’s commitment under the Credit Agreement as in effect immediately prior to the Fourth Amendment Effective Date; and
(b)    20 basis points on the amount of such Lender’s final allocated commitment to the extent equal to or less than such Lender’s commitment under the Credit Agreement as in effect immediately prior to the Fourth Amendment Effective Date.
3.6    The Administrative Agent shall have received an original promissory note as contemplated by Section 2.09(e) of the Credit Agreement for each Lender that has notified the Administrative Agent prior to the Effective Date that such Lender requests such note.
The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless such notice is given at or prior to 3:00 p.m., New York City time, on March 31, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.
4.2    Ratification and Affirmation. The Borrower hereby ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby.

4.3    Loan Document. This Fourth Amendment is a Loan Document.
4.4    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:
(a)    the execution and delivery by the Borrower of this Fourth Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Fourth Amendment has been duly executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(b)    as of the date hereof, after giving effect to the terms of this Fourth Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;
(ii)    no Default or Event of Default has occurred and is continuing; and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.5    Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”) shall be effective as delivery of a manually executed counterpart hereof.
4.6    NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
4.7    GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	NEWFIELD EXPLORATION COMPANY
By:	/s/ Lawrence S. Massaro
Lawrence S. Massaro Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

ADMINISTRATIVE AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.
By:	/s/ Michele Jones
Name: Michele Jones Title: Authorized Officer

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

SYNDICATION AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Ellen Cheng
Name: Ellen Cheng Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

DOCUMENTATION AGENT AND LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Sherwin Brandford
Name: Sherwin Brandford Title: Director

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

DOCUMENTATION AGENT AND LENDER:	THE BANK OF NOVA SCOTIA
By:	/s/ Mark Sparrow
Name: Mark Sparrow Title: Director

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

DOCUMENTATION AGENT AND LENDER:	U.S. BANK, NATIONAL ASSOCIATION
By:	/s/ Bruce Hernandez
Name: Bruce Hernandez Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

DOCUMENTATION AGENT AND LENDER:	SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ James D. Weinstein
Name: James D. Weinstein Title: Managing Director

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

DOCUMENTATION AGENT AND LENDER:	CREDIT SUISSE AG, Cayman Islands Branch
By:	/s/ Nupur Kumar
Name: Nupur Kumar Title: Authorized Signatory
By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

MANAGING AGENT AND LENDER:	BMO HARRIS BANK N.A.
By:	/s/ Melissa Guzmann
Name: Melissa Guzmann Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

MANAGING AGENT AND LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By:	/s/ William M. Reid
Name: William M. Reid Title: Authorized Signatory
By:	/s/ Trudy Nelson
Name: Trudy Nelson Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

MANAGING AGENT AND LENDER:	GOLDMAN SACHS BANK USA
By:	/s/ Rebecca Kratz
Name: Rebecca Kratz Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

MANAGING AGENT AND LENDER:	MIZUHO BANK LTD.
By:	/s/ Leon Mo
Name: Leon Mo Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

LENDER:	BANK OF AMERICA, N.A.
By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig Title: Managing Director

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

LENDER:	FIFTH THIRD BANK
By:	/s/ Richard Butler
Name: Richard Butler Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

LENDER:	SOCIÉTÉ GÉNÉRALE
By:	/s/ David M. Bornstein
Name: David M. Bornstein Title: Director

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

LENDER:	ROYAL BANK OF CANADA
By:	/s/ Evans Swann, Jr.
Name: Evans Swann, Jr. Title: Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

LENDER:	BARCLAYS BANK PLC
By:	/s/ Marguerite Sutton
Name: Marguerite Sutton Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

EXITING LENDER:	COMPASS BANK
By:	/s/ Rhianna L. Disch
Name: Rhianna L. Disch Title: Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

EXITING LENDER:	DNB BANK ASA, GRAND CAYMAN BRANCH
By:	/s/ Kristie Li
Name: Kristie Li Title: First Vice President
By:	/s/ Henrik Asland
Name: Henrik Asland Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement - Newfield Exploration Company

SCHEDULE 2.01A

Lender	Commitment
JPMorgan Chase Bank, N.A.	$210,000,000.00
Wells Fargo Bank, National Association	$210,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$155,000,000.00
The Bank of Nova Scotia	$155,000,000.00
U.S. Bank, National Association	$155,000,000.00
Sumitomo Mitsui Banking Corporation	$135,000,000.00
Credit Suisse AG, Cayman Islands Branch	$120,000,000.00
BMO Harris Bank N.A.	$90,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$90,000,000.00
Goldman Sachs Bank USA	$90,000,000.00
Mizuho Bank Ltd.	$90,000,000.00
Bank of America, N.A.	$75,000,000.00
Fifth Third Bank	$75,000,000.00
Société Générale	$75,000,000.00
Royal Bank of Canada	$50,000,000.00
Barclays Bank PLC	$25,000,000.00